Exhibit 10

                        ATSB LENDERS SETTLEMENT AGREEMENT

     This Settlement Agreement (the "Agreement"), dated as of March 15, 2005, is entered into by and among the ATSB Lender Parties (as defined below in paragraph A.), the Official Committee of Unsecured Creditors (the "Committee") and the Debtors1 (each, a "Party," and collectively, the "Parties").

                                    RECITALS

     A. ATA Airlines, Inc. f/k/a American Trans Air, Inc. ("ATA") obtained a $168,000,000 term loan (the "ATSB Loan") under that certain Loan Agreement, dated as of November 20, 2002 (the "Loan Agreement"). The ATSB Loan consists of a $148,500,000 Tranche A Loan (the "Tranche A Loan") and a $19,500,000 Tranche B Loan (the "Tranche B Loan"). The lenders who made the Tranche A Loan are Govco Incorporated ("Govco"), as the Primary Tranche A Lender, and Citibank, N.A. ("Citibank"), as the Alternate Tranche A Lender (together with Govco and their respective successors and permitted assigns, the "Tranche A Lenders"). Citibank is the sole lender on the Tranche B Loan (the "Tranche B Lender"). The Tranche B Lender participated a portion of the Tranche B Loan to certain participants, including, but not limited to, AFS Investments XII, Inc. and International Lease Finance Corporation. The participants in the Tranche B Loan shall hereinafter be referred to as the "Tranche B Loan Participants" (collectively with the Tranche A Lenders and the Tranche B Lender, the "Lenders"). Citibank serves as the agent for the Lenders (the "Agent") and as the collateral agent under the ATSB Loan (the "Collateral Agent"). Citicorp North America, Inc. serves as administrative agent to Govco (collectively with the Agent and the Collateral Agent, the "Agents"). The Lenders and the Air Transportation Stabilization Board (the "ATSB") are referred to together as the "ATSB Lenders," and collectively with the Agents, the "ATSB Lender Parties". BearingPoint, Inc. serves as the loan administrator to the ATSB Loan ("Loan Administrator").


     1 The Debtors are the following entities: ATA Holding Corp. (04-19866), ATA Airlines, Inc. (04-19868), Ambassadair Travel Club, Inc. (04-19869), ATA Leisure Corp. (04-19870), Amber Travel, Inc. (04-19871), American Trans Air Execujet, Inc. (04-19872), ATA Cargo, Inc. (04-19873) and Chicago Express Airlines, Inc. (04-19874).

     B. As authorized by theAir Transportation Safety and System Stabilization Act, the ATSB guaranteed repayment of the Tranche A Loan ($148,500,000) to the Tranche A Lenders pursuant to a Guarantee Agreement, dated as of November 20, 2002 (the "ATSB Guarantee Agreement"). In addition, the repayment of the ATSB Loan to the ATSB Lender Parties is guaranteed by ATA Holdings Corp. ("ATAH"), as the parent of ATA, under the Parent Guarantee Agreement, dated as of November 20, 2002 ("ATAH Guarantee") as well as by substantially all ATAH subsidiaries (other than ATA) (the "ATAH Subsidiaries" and collectively, with ATAH, the "Other Guarantors")2 under the Subsidiary Guarantee Agreement, dated as of November 20, 2002 (the "Subsidiary Guarantee").


     C. Pursuant to that certain Mortgage and Security Agreement dated as of November 20, 2002 (the "Security Agreement"), the ATSB Loan is collateralized in certain pre-petition collateral of ATA, including (i) the Appraised Collateral (as defined in the Security Agreement), (ii) the "Pledged Accounts" (as defined in the Security Agreement), (iii) the Pledged Equipment (as defined in the Security Agreement) and (iv) the proceeds of the foregoing, including substantially all of ATA's cash in ATA's bank accounts (collectively, the "Pre-Petition Collateral"). The Pre-Petition Collateral is more fully described in the "Loan Documents" (as defined in the Loan Agreement).

2 The Loan Agreement was entered into by and among ATA, the Other
Guarantors, the Lenders, the ATSB, the
Agents and the Loan Administrator.

     D. On October 26, 2004 (the "Petition Date"), each of the Debtors commenced a Chapter 11 case (each, a "Chapter 11 Case," and collectively, the "Chapter 11 Cases") by filing a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code, as amended (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Indiana (the "Court"). The Chapter 11 Cases have been procedurally consolidated under In re ATA Holdings Corp., et al. Case No. 04-19866 (Bankr. S.D. Ind.).

E. On the Petition Date, the
outstanding balance on the ATSB Loan was $140,564,059.753 including accrued but unpaid interest (together with all fees, charges, expenses accrued or to accrue, and which are payable to the ATSB Lender Parties in accordance with the Loan Agreement, the "ATSB Loan Obligations").

     F. The ATSB Lenders and the Debtors negotiated the Interim Order Authorizing Debtors' Use of Cash Collateral and Use, Sale and Lease of Other Pre-Petition Collateral, So Ordered on October 29, 2004, and the ATSB Lenders, the Debtors and the Committee negotiated the Second Interim and Final Order Authorizing Debtors' Use of Cash Collateral and Use, Sale and Lease of Other Pre-Petition Collateral, So Ordered by the Court on December 10, 2004, as amended and supplemented (the "Cash Collateral Order"), which provides for the Debtors' continued use of the ATSB Lender Parties' cash collateral and use, sale and lease of the other Pre-Petition Collateral on an interim basis in the Chapter 11 Cases, adequate protection of the ATSB Lender Parties, and memorializing certain agreements and stipulations regarding the outstanding amount of the ATSB Loan, the amount and type of the Pre-Petition Collateral and the validity, priority and enforceability of the Pre-Petition Liens (as defined below in paragraph 1.) in the Pre-Petition Collateral held by the Collateral Agent for the ratable benefit of the ATSB Lenders.

      3. As of the Petition Date, this figure consists of:
                  Tranche A outstanding principal amount------$123,661,607.14 Tranche A accrued but unpaid interest-------$450,028.71 Tranche B outstanding principal amount------$16,238,392.86

     G. On December 6, 2004, the Tranche A Lenders made a demand on the ATSB for payment under the ATSB Guarantee Agreement. On February 4, 2005, the ATSB paid the Tranche A Lenders pursuant to the ATSB Guarantee Agreement, and was subrogated to the position of the Tranche A Lenders.

     H. The Committee disputed the valuation of the Pre-Petition Collateral as of the Petition Date.

     I. The Committee has fulfilled its duties to its creditor constituencies by investigating the validity, enforceability and perfection of the Pre-Petition Liens (as defined below in paragraph 1.) in the Pre-Petition Collateral and the value of the Pre-Petition Collateral as of the Petition Date.

     J. The Debtors, the Committee and the ATSB Lenders hereby stipulate and agree that, as of the Petition Date, the Pre-Petition Collateral had a value of $110,000,000.

K. The Parties have engaged in good faith settlement negotiations in an effort to resolve the issues between them with regard to the validity, enforceability and perfection of the Pre-Petition Liens and the value of the Pre-Petition Collateral as of the Petition Date without prolonged, protracted and expensive litigation.

     L. In furtherance of the Debtors' efforts to reorganize and confirm one or more plans of reorganization (each, a "Plan") in the Chapter 11 Cases, the Parties seek to confirm the portion of the ATSB Loan Obligations that shall be deemed "secured" under the Bankruptcy Code and resolve any dispute by and among the Parties as to the secured and unsecured nature of the ATSB Lenders' claims.

                  Tranche B accrued but unpaid interest-------$214,031.04

     NOW, THEREFORE, intending to be legally bound hereby and in consideration of the premises and agreements set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. Validity and Priority of Pre-Petition Liens. The ATSB Lender Parties, the Committee and the Debtors hereby stipulate and agree that, as of the Petition Date, the Collateral Agent held perfected, valid, binding, enforceable (other than in respect of the stay of enforcement arising from Section 362 of the Bankruptcy Code) and unavoidable first-priority liens and security interests in the Pre-Petition Collateral for the ratable benefit of the ATSB Lenders (the "Pre-Petition Liens"), which are not subject to challenge on any legal or equitable ground.4

     2. Secured Claim.
      a. Amount of Secured Claim. The ATSB Lenders shall have an allowed,secured claim against ATA in respect of the ATSB Loan Obligations in the amount of $110,000,000, subject to reduction only as provided in paragraphs 4 and 8 hereof (the "Secured Claim"). The Secured Claim is not subject to counterclaim, offset, avoidance, subordination or disallowance by any Party for any reason whatsoever.
          b. Treatment of Secured Claim. The Plan for ATA shall provide for the then-outstanding amount of the Secured Claim to be satisfied by a secured note (a "Note") issued by ATA, payment in full, such other treatment as the ATSB Lenders agree in their sole discretion or such other treatment as satisfies the requirements of Section 1129(b)(2)(A) of the Bankruptcy Code. It is agreed that the ATSB Lenders, the Committee and the Debtors shall each use its best efforts to negotiate the amortization schedule and other terms, conditions, covenants, representations and warranties of such Note beginning not less than thirty (30) days prior to the filing of any Plan in ATA's Chapter 11 Case.

4 For the avoidance of doubt, the ATSB Lender Parties, the Debtors and the Committee stipulate and agree that on the Petition Date, the following assets, without limitation, were subject to the Pre-Petition Liens: (i) the Pledged Accounts, (ii) the Fuel Funds (as defined in the Cash Collateral Order) and(iii) no less than $28,300,000 of Petition Date Cash Collateral (as defined in the Cash Collateral Order).

     3. Unsecured Claims.
          a. Super-Priority Claim. Subject and subordinate only to the Carve-Out (as defined in the Cash Collateral Order), and any debtor-in-possession financing, acceptable in form and substance to the ATSB Lenders, the ATSB Lenders shall have an allowed, super-priority administrative expense claim, pursuant to Section 507(b) of the Bankruptcy Code, with priority over all other administrative expense claims in the Chapter 11 Cases, against ATA (the "Super-Priority Claim") in an amount equal to the aggregate diminution from and after the Petition Date of the Secured Claim in the amount of the diminution of the ATSB Lender Parties' interests in the Pre-Petition Collateral from the use, sale or lease of such collateral and the imposition of the automatic stay pursuant to Section 362 of the Bankruptcy Code.
          b. Amount of ATA Unsecured Claim. The ATSB Lenders shall have an allowed, general unsecured claim against ATA in its Chapter 11 Case in respect of the remaining outstanding portion of the ATSB Loan Obligations in the amount of $30,564,059.75 (the "Deficiency Claim"), plus the aggregate amount due to the ATSB Lender Parties (individually and collectively) under the applicable Loan Documents in respect of their pre- and post- Petition Date legal fees and expenses as shall be subsequently agreed among the Parties5 (the "Legal Expense Reimbursement," and together with the Deficiency Claim, the "ATA Unsecured Claim"). The ATA Unsecured Claim is not subject to counterclaim, offset, avoidance, subordination or disallowance by any Party for any reason whatsoever, except as expressly set forth herein.

     5 In the event the Parties have not agreed upon the aggregate amount of the Legal Expense Reimbursement, any Party may file a motion with the Court seeking a resolution of this issue.

          c. Amount of ATAH Unsecured Claim. The ATSB Lenders shall have an allowed, general unsecured claim against ATAH in its Chapter 11 Case in respect of the ATAH Guarantee of the ATSB Loan Obligations in an amount equal to the sum of the Secured Claim and the ATA Unsecured Claim (the "ATAH Unsecured Claim"). The ATAH Unsecured Claim is not subject to counterclaim, offset, avoidance, subordination or disallowance by any Party for any reason whatsoever, except as expressly set forth herein.
          d. Amount of Guarantor Unsecured Claims. The ATSB Lenders shall have an allowed, general unsecured claim against each of the ATAH Subsidiaries in its respective Chapter 11 Case in respect of the Subsidiary Guarantee of the ATSB Loan Obligations in an amount equal to the sum of the Secured Claim and the ATA Unsecured Claim (collectively, the "Guarantor Unsecured Claims," collectively with the ATA Unsecured Claim, the Super-Priority Claim and the ATAH Unsecured Claim, the "Unsecured Claims," and collectively with the Secured Claim, the "Claims"). The Guarantor Unsecured Claims are subject to challenge by the Committee pursuant to Sections 544 and 548 of the Bankruptcy Code, but not subject to any other form of counterclaim, offset, avoidance, subordination or disallowance by any Party. Further, any such challenge pursuant to Sections 544 or 548 of the Bankruptcy Code of the Guarantor Unsecured Claims must be brought within ninety (90) days of the date on which the Approval Order (as defined below in paragraph 9.a.) is entered
          e.Treatment of Unsecured Claims. Unless otherwise agreed by the ATSB Lender Parties, the Unsecured Claims (other than any Guarantor Unsecured Claims, if any, avoided pursuant to Sections 544 or 548) shall be afforded the same treatment under the Plan(s) as is afforded to all other allowed, general unsecured claims, other than "convenience class claims" under such Plan(s).

     4.Adequate Protection Payments.
          a. Quarterly Payments. On the first business day of each quarter, beginning with the second quarter of 2005 (upon the entry of the Approval Order (as defined below in paragraph 9.a.)), ATA shall pay $2,300,000 to the Agent for the benefit of the ATSB Lenders (each, an "Quarterly Payment") as partial adequate protection of the ATSB Lenders' interests in the Pre-Petition Collateral. Upon the payment of each Quarterly Payment, the Secured Claim shall be reduced by the amount of such Quarterly Payment.
          b. Section 9(m) Payment. Pursuant to Section 9(m) of the Cash Collateral Order, ATA shall pay $4,500,000 to the Agent for the benefit of the ATSB Lenders (the "Section 9(m) Payment") on, or before, the earlier of
     (i) December 31, 2005, and (ii) the effective date of a Plan in ATA's Chapter 11 Case. Upon the payment of the Section 9(m) Payment, the Secured Claim shall be reduced by the amount of such Section 9(m) Payment.

     5. Use of Cash Collateral. Upon the entry of an Approval Order (as defined below in paragraph 9.a.), the ATSB Lender Parties consent to extend the period during which the Debtors may use, sell and lease the Cash Collateral, under the terms of the Cash Collateral Order, as modified by this Agreement and the cash collateral stipulation attached hereto as Exhibit 1; provided, that the ATSB
Lenders and the Debtors agree to acceptable financial covenant levels for a "minimum cash balance" of Available Cash and certain other mutually-agreeable metrics.

     6. Use of Other Pre-Petition Collateral.
           a. Section 1110(b) Agreement. This Agreement shall constitute an agreement under Section 1110(b) of the Bankruptcy Code allowing the Debtors to use, sell and lease the Appraised Collateral (as defined in the Cash Collateral Order, but subject to paragraph 8. hereof) so long as the Debtors timely make each and every payment to the Agent required under paragraphs 4.a., 4.b. and 8. hereof.
          b. Use of Pledged Equipment. The Debtors may use, sell and lease the Pledged Equipment (as defined in the Cash Collateral Order, but subject to paragraph 8. hereof) for so long as the Debtors timely make each and every payment to the Agent required under paragraphs 4.a., 4.b. and 8. hereof.

7. Challenge Rights.
          a. Challenge Deadline for Pre-Petition Liens. The ATSB Lenders and the Committee hereby stipulate and agree that that Challenge Deadline, pursuant to Section 12(b) of the Cash Collateral Order, shall be deemed to have expired as of the date upon which the Approval Order (as defined below in paragraph 9.a.) is entered by the Court, and the Committee, the Debtors6 and any creditors or parties-in-interest in the Chapter 11 Cases shall be forever barred from challenging, in any way, the validity, enforceability and perfection of the Pre-Petition Liens, the value of the Pre-Petition Collateral or the Claims (other than the Committee's right to challenge the Guarantor Unsecured Claims in accordance with Sections 544 and 548 of the Bankruptcy Code as set forth in paragraph 3.d. hereof).

          b. Challenge of Diminution Claim. Section 7(a) notwithstanding, the Committee reserves the right to challenge the amount, and only the amount, of any diminution claim asserted by the ATSB Lenders within thirty (30) days of the Committee receiving notice in writing that the ATSB Lenders are asserting a diminution claim.

6 For the avoidance of doubt, the entry of the Approval Order notwithstanding, the Debtors have waived their right to challenge the Pre-Petition Liens pursuant to the entry of the Cash Collateral Order.

     8.Asset Sales. In connection with any sale, transfer or other disposition of property inside or outside the ordinary course of the Debtors' various businesses (each, an "Asset Sale"), the Debtors shall remit to the Agent, for the benefit of the ATSB Lenders within three (3) business days of the Debtors' receipt thereof: (i) 100% of the Net Cash Proceeds of the Pre-Petition Collateral transferred in connection with such Asset Sale, and (ii) 100% of the Net Cash Proceeds of the "Replacement Collateral" (as defined in the Cash Collateral Order) transferred in connection with such Asset Sale, if the ATSB Lenders have a demonstrable diminution claim, up to the value of the ATSB Lenders' Replacement Lien (as defined in the Cash Collateral Order) in such Replacement Collateral. Upon the Debtors remitting funds to the Agent pursuant to this paragraph 8., the ATSB Lenders' Secured Claim shall be reduced by the amount of the funds so remitted. As used in this Agreement, the term "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the cash proceeds of such Asset Sale, net of payments to satisfy any indebtedness or any other obligation outstanding at the time of such Asset Sale which indebtedness or other obligation is secured by a valid and duly perfected Senior Lien on or Senior Security Interest in the property or assets transferred, the term "Senior Lien" shall mean any perfected and enforceable lien which lien is senior in priority to the Pre-Petition Liens and the Replacement Liens, and the term "Senior Security Interest" shall mean any perfected and enforceable security interest which security interest is senior in priority to the Pre-Petition Liens and the Replacement Liens.

     9. Approval and Implementation of Agreement.
          a. Approval Order. The effectiveness of this Agreement is conditioned upon the entry of a final, non-appealable order of the Court incorporating (by reference or otherwise) the terms and conditions of this Agreement and which order contains nothing inconsistent with this Agreement (the "Approval Order"). The Approval Order shall be subject in both form and substance to the prior written approval of the ATSB Lenders, which approval may be withheld or delayed at the discretion of the ATSB Lenders.

          b. Entry of Approval Order. Upon execution of this Agreement, the Parties shall cooperate and use their reasonable efforts to obtain Court approval of this Agreement and shall take no actions inconsistent therewith. In the event the Approval Order has not been entered by the earlier of (i) May 1, 2005, or (ii) such time as an event of default under the Cash Collateral Order occurs, this Agreement may be deemed to be null and void, at the option of the ATSB Lenders, and upon the exercise of such option no Party hereto shall have any obligation to any other Party arising out of this Agreement (except as otherwise provided herein).

     10. No Support for InconsistentPlan. The Parties shall not support or propose any Plan in any of the Chapter 11 Cases in any of the Chapter 11 Cases that contains provisions inconsistent with the terms and conditions of this Agreement.

 11. Acknowledgments of the Parties.
          a. Acknowledgment of the ATSB Lenders. Each of the ATSB Lenders acknowledges that it: (x) has relied on its own independent investigation, and has not relied on any information or representations furnished by any other Party or representative or agent thereof in determining whether or not to enter into this Agreement; (y) has conducted its own due diligence under applicable law in connection therewith, as well as undertaken the opportunity to review information, ask questions and receive satisfactory answers concerning this Agreement; and (z) possesses the knowledge, experience and sophistication to allow it to fully evaluate and accept the merits and risks of entering into the transactions contemplated by this Agreement.

          b. Acknowledgment of the Debtors. Each of the Debtors acknowledges that it: (x) has relied on its own independent investigation, and has not relied on any information or representations furnished by any other Party or representative or agent thereof in determining whether or not to enter into this Agreement; (y) has conducted its own due diligence under applicable law in connection therewith, as well as undertaken the opportunity to review information, ask questions and receive satisfactory answers concerning this Agreement; and (z) possesses the knowledge, experience and sophistication to allow it to fully evaluate and accept the merits and risks of entering into the transactions contemplated by this Agreement. c. Acknowledgment of the Committee. The Committee acknowledges that it: (x) has relied on its own independent investigation, and has not relied on any information or representations furnished by any other Party or representative or agent thereof in determining whether or not to enter into this Agreement; (y) has conducted its own due diligence under applicable law in connection therewith, as well as undertaken the opportunity to review information, ask questions and receive satisfactory answers concerning this Agreement; and (z) possesses the knowledge, experience and sophistication to allow it to fully evaluate and accept the merits and risks of entering into the transactions contemplated by this Agreement.

     12. Releases. As of the effective date of any Plan incorporating the terms and conditions of this Agreement, the following releases shall become effective and fully enforceable:

               a. Debtors' Release of the ATSB Lender Parties. The Debtors, for themselves, their successors and assigns, hereby waive, release and forever discharge the ATSB Lender Parties (solely in their respective capacities as ATSB Lender Parties, and not in any other capacity) and each of their past, present and future officers, directors, partners, members, employees, agents (including, without limitation, the Loan Administrator and its advisors in the Chapter 11 Cases, including, without limitation, Lazard Freres & Co. LLC, as financial advisor to the ATSB Lender Parties), advisors, counsel and servants (collectively, the "Released Parties") from any and all claims, obligations, demands, actions, causes of action and liabilities, of whatsoever kind and nature, character and description, whether in law or equity, whether sounding in tort, contract or under other applicable law, whether known or unknown, and whether anticipated or unanticipated, of or to any of the Debtors, which the Debtors and their successors and assigns ever had, now have or may ever have, arising from any pre-Petition Date event, transaction, matter, circumstance or fact in any way arising out of, arising as a result of, related to, with respect to or in connection with or based in whole or in part on any transaction claim or cause of action related to the Loan Documents; provided, however, that the Debtors do not hereby waive, release or discharge the Released Parties from any of their obligations under this Agreement. To clarify, the above shall not effect a release or discharge of any person or release, waive or prejudice any claim if and to the extent an applicable claim arises from one or more acts, omissions, or occurrences of one or more Released Parties acting in a capacity other than as a lender, agent for a lender or lenders, participant, loan administrator, financial advisor or guarantor with respect to the Tranche A Loan or the Tranche B Loan.

               b. Committee's Release of ATSB Lender Parties. The Committee, for itself, its successors and assigns, hereby waives, releases and forever discharges the Released Parties from any and all claims, obligations, demands, actions, causes of action and liabilities, of whatsoever kind and nature, character and description, whether in law or equity, whether sounding in tort, contract or under other applicable law, whether known or unknown, and whether anticipated or unanticipated, of or to the Committee, which the Committee and its successors and assigns ever had, now have or may ever have, arising from any pre-Petition Date event, transaction, matter, circumstance or fact in any way arising out of, arising as a result of, related to, with respect to or in connection with or based in whole or in part on any transaction claim or cause of action related to the Loan Documents; provided, however, that the Committee does not hereby waive, release or discharge the Released Parties from (x) any of their obligations under this Agreement, (y) the Committee's ability to challenge the Guarantor Unsecured Claims under Sections 544 and 548 of the Bankruptcy Code pursuant to paragraph 3.d. hereof or (z) the Committee's challenge rights pursuant to paragraph 7.b. hereof. To clarify, the above shall not effect a release or discharge of any person or release, waive or prejudice any claim if and to the extent an applicable claim arises from one or more acts, omissions, or occurrences of one or more Released Parties acting in a capacity other than as a lender, agent for a lender or lenders, participant, loan administrator, financial advisor or guarantor with respect to the Tranche A Loan or the Tranche B Loan.

     13. Lazard Engagement Letter. As additional adequate protection, the Debtors are authorized and directed to execute the engagement letter of Lazard Freres & Co. LLC ("Lazard"), as financial advisor to the ATSB Lenders, as amended and supplemented, in the form attached hereto as Exhibit 2, confirming, inter alia, the Debtors' payment, contribution and indemnity obligations thereunder. Such contribution and indemnity obligations, moreover, shall survive the expiration of the engagement letter. For the avoidance of doubt, no payments (whether before or after the Petition Date) by the Debtors to Lazard, for the benefit of the ATSB Lenders, shall be deducted from, or otherwise reduce, the amount of the Claims.

     14. Notice. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given: (i) when personally delivered; (ii) upon actual receipt (as established by confirmation of receipt or otherwise) during normal business hours, otherwise on the first business day thereafter, if transmitted by facsimile or telecopier with confirmation of receipt; (iii) when mailed by certified mail, return receipt requested, postage prepaid; or (iv) when sent by overnight courier; in each case, to the addresses set forth on Exhibit 3 attached hereto, or to such other addresses as a Party may from time to time specify by notice to the other Party given pursuant hereto.

     15. Good Faith. The Parties and their respective agents, advisors and employees have acted in good faith in negotiating, consenting and agreeing to this Agreement. The negotiation of the terms and provisions of this Agreement have been conducted at arm's length, and the Debtors believe such terms and conditions are fair and reasonable under the circumstances and reflect the Debtors' exercise of reasonable business judgment consistent with the Debtors' fiduciary duties.

     16. Reservation of Rights. Except to the extent explicitly set forth in this Agreement, each of the Parties reserves any and all rights such Party may have as to all other matters or issues arising in the Chapter 11 Cases, including, without limitation, proposing, supporting or opposing a Plan in any, or all, of the Chapter 11 Cases.

     17. Cooperation; Further Assurances. The Parties agree to execute and deliver such instruments, and take such further actions as the other Parties may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms and conditions of this Agreement.

     18. No Third Party Rights. Except as otherwise provided in this Agreement, nothing in this Agreement shall be construed to confer upon or give any person, firm, corporation, partnership, association or other entity any rights or remedies under or by reason of this Agreement, other than the Parties and their successors and permitted assigns, and any successor to, or representative of, the Debtors' estates appointed pursuant to a Plan (or any other plan incorporating the terms and conditions of this Settlement Agreement proposed under any other Chapter of the Bankruptcy Code) confirmed by the Court; provided, that the provisions of paragraphs 12.a. and 12.b. above shall inure to the benefit of the Released Parties as third party beneficiaries of and to this Agreement.7

     19. Binding Effect. Subject to the approval of the Court, this Agreement constitutes a legal, valid and binding obligation enforceable against each of the Parties, in accordance with the terms hereof. This Agreement shall inure to the benefit of the Parties and their respective successors and permitted assigns.

     20. Merger of Agreement. This Agreement contains the sole and entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations and discussions with respect to the settlement memorialized herein and the terms hereof.

     21. Severability. If any paragraph, section, sentence, clause or phrase contained in this Agreement shall become illegal, null or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void or against public policy, the remaining paragraphs, sections, sentences, clauses or phrases, as the case may be, contained in this Agreement, shall not be affected thereby to the extent that the intent of the Parties can be carried out in the absence thereof.

          7 For the avoidance of doubt, the Tranche Loan B Participants are Parties to this Agreement.

     22. Modification. This Agreement may not be changed, modified or altered in any manner, except in a written instrument between the Parties that refers specifically to this Agreement.

     23. Governing Law; Jurisdiction. This Agreement and the Parties' rights and duties hereunder will be governed by and construed, enforced and performed in accordance with the law of the state of New York, without giving effect to principles of conflicts of laws that would require the application of laws of another jurisdiction. The Parties acknowledge and agree that the Court shall have exclusive jurisdiction over this Agreement and that any claims arising out of or related in any manner to this Agreement shall be properly brought only before the Court. If and to the extent that the Chapter 11 Cases are closed or dismissed, the courts of the state of New York and the United States District Court located in the borough of Manhattan in New York City shall have exclusive jurisdiction over this Agreement and any such claims.

     24. Rule of Construction. This Agreement has been jointly drafted by the Parties at arm's length and each Party has had ample opportunity to consult with independent legal counsel. No provision or ambiguity in this Agreement shall be resolved against any Party solely by virtue of its participation in the drafting of this Agreement.

     25. Captions and Headings. The captions, headings and titles in this Agreement are inserted only as a matter of convenience and for reference and in no way define or limit the scope of this Agreement, and shall not be used in construing this Agreement.

     26. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but together shall constitute one and the same instrument. Facsimile signatures shall be treated in all manner and respects as an original signature.


               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.
Air Transportation Stabilization Board          ATA Holdings Corp.

by: /s/ Brendan Collins                         by:  /s/ Sean Frick
    ----------------------------------               --------------
     Name:  Brendan Collins                     Name:    Sean Frick
     Title: Counsel USDOJ                       Title:   Vice President,
                                                         Strategic Planning

Citibank, N.A., as Tranche B Lender            ATA Airlines, Inc.

by: /s/                                        by: /s/ Sean Frick
    ----------------------------------             ---------------
     Name:    James A. Knauer                  Name:   Sean Frick
     Title:  Counsel to Citibank, N.A.         Title:  Vice President,
                                                       Strategic Planning

Official Committee of Unsecured Creditors      Ambassadair Travel Club, Inc.

by: /s/ Lisa G. Beckerman                      by: /s/ Sean Frick
    ----------------------------------             --------------
     Name:                                     Name:   Sean Frick
     Title:  Counsel to the Committee          Title:  Vice President,
                                                       Strategic Planning

                                               ATA Leisure Corp.

                                               by: /s/ Sean Frick
                                                   --------------
                                               Name:   Sean Frick
                                               Title:  Vice President,
                                                       Strategic Planning

                                              Amber Travel, Inc.

                                              by: /s/ Sean Frick
                                                  --------------
                                              Name:   Sean Frick
                                              Title:  Vice President,
                                                      Strategic Planning

                                              American Trans Air Execujet, Inc.

                                              by: /s/ Sean Frick
                                                  --------------
                                              Name:   Sean Frick
                                              Title:  Vice President,
                                                      Strategic Planning

                                              ATA Cargo, Inc.

                                              by: /s/ Sean Frick
                                                  --------------
                                              Name:   Sean Frick
                                              Title:  Vice President,
                                                      Strategic Planning

                                              Chicago Express Airlines, Inc.

                                              by: /s/Brian Hunt
                                                  --------------
                                              Name:  Brian Hunt
                                              Title: Director

                                    Exhibit 1
                       Form of Cash Collateral Stipulation
                      IN THE UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF INDIANA
                              INDIANAPOLIS DIVISION

In re:                                      )        Chapter 11
                                            )
ATA Holdings Corp.,1                        )        Case No. 04-19866
                                            )        (Jointly Administered)
                  Debtors.                  )
                                            )

                 NINTH STIPULATION AND REQUEST FOR EXTENSION OF
                 FINAL ORDER AUTHORIZING CASH COLLATERAL USE AND
                       PROVIDING OPPORTUNITY FOR OBJECTION

     The above-captioned debtors and debtors-in-possession (collectively, the "Debtors"), the Air Transportation Stabilization Board (the "ATSB") and the Lenders2 (together with the ATSB, the "ATSB Lenders") hereby submit this Ninth Stipulation and Request for Extension of Final Order Authorizing Cash Collateral Use and Providing Opportunity for Objection (this "Stipulation"), and jointly request that the Court enter an order extending the period during which the Debtors may use the ATSB Lenders' cash collateral and other collateral subject to the terms and conditions of the Second Interim and Final Order Authorizing Debtors' Use of Cash Collateral and Use, Sale and Lease of Other Pre-Petition Collateral, So Ordered on December 10, 2004 (the "Cash Collateral Order"), as modified by this Stipulation, until the earliest of (i) the close of business on June 15, 2005, (ii) the occurrence of any event of default set forth in Section 10 of the Cash Collateral Order or (iii) such time as that certain ATSB Lenders Settlement Agreement, dated as of March 15, 2005 (the "Settlement Agreement"), shall be materially breached3 or rendered null and avoid (such period, the "Ninth Extended Period").


     2 All capitalized terms not defined herein shall have the meaning ascribed to such terms in the Cash Collateral Order (as hereinafter defined).
     3 For the avoidance of doubt, a material breach of the Settlement Agreement shall be deemed to include, without limitation, any failure by the Debtors to make any payment required pursuant to paragraphs 4.a., 4.b. and 8. of the Settlement Agreement by the scheduled date of such payment.

     In respect of the debtor-in-possession financing facility entered into between certain of the Debtors and Southwest Airlines Co. (the "Southwest DIP"), the Debtors and the ATSB Lenders stipulate and agree that this Stipulation expressly modifies the Cash Collateral Order such that the occurrence of an event of default under the terms of the Southwest DIP, or the order approving the Southwest DIP, shall be an event of default under the Cash Collateral Order, unless Southwest Airlines Co. waives such an event of default within five (5) days of the occurrence of such event of default; provided, that the Debtors must
(i) notify the ATSB Lenders of the occurrence of any event of default under the Southwest DIP, or the order approving the Southwest DIP, within two (2) business days of the occurrence of such event of default, and (ii) provide the ATSB Lenders with a copy of any notice of default received by any Debtor with respect to the Southwest DIP, or the order approving the Southwest DIP, within two (2) business days of receiving such notice of default.

     The ATSB Lenders stipulate that any amendment to the Southwest DIP, which amendment is approved according to the terms of the Southwest DIP, is acceptable to the ATSB Lenders.

     The Debtors and the ATSB Lenders stipulate and agree that the Revised Exhibit "D" attached hereto sets forth the required "minimum cash balance" of Available Cash at the relevant dates during the Ninth Extended Period; provided, that the Debtors and the ATSB Lenders, acting together, may amend the required "minimum cash balance" of Available Cash during the Ninth Extended Period by filing a stipulation to such effect with the Court; provided, further, that such amended "minimum cash balance" of Available Cash is acceptable to the Official Committee of Unsecured Creditors.

     The Debtors and the ATSB Lenders further stipulate and agree that this Stipulation shall clarify the Cash Collateral Order to make clear that the ATSB Lenders shall not be liable for any liability for the failure, if any, by the Debtors or their management to comply with applicable authority governing the collection, maintenance, segregation or remittance of Trust Funds.

                  The Debtors and the ATSB Lenders further stipulate and agree that the Cash Collateral Order is clarified such that the Debtors may not enter into any Asset Sale or Restructuring Transaction (without the written consent of the ATSB Lenders) where the consideration to be received by the Debtors is in a form other than cash. The foregoing sentence supplements, but does not supersede, any requirement or obligation in the Cash Collateral Order regarding an Asset Sale or Restructuring Transaction.

                  The Debtors and the ATSB Lenders further stipulate and agree that Section 9(a) of the Cash Collateral Order is amended such that, as of the date hereof, the Debtors shall pay a monthly fee of $200,000 (plus reasonable expenses) to Lazard Freres & Co. LLC, as financial advisor to the ATSB Lenders, for the benefit of the ATSB Lenders and that the payment of such monthly fee shall continue until the effective date of a plan of reorganization in the Debtors' Chapter 11 Cases. All such payments and all previous payments by the Debtors to Lazard Freres & Co. LLC (whether before or after the Petition Date), shall constitute adequate protection payments and shall not be applied to reduce the principal amount of the ATSB Loan Obligations or the claims of the ATSB Lenders.

     The Debtors and the ATSB Lenders further stipulate and agree that the last sentence of Section 9(m) of the Final Order is replaced in its entirety by the following:

                  As used in this Final Order, the term "Net Proceeds" shall mean, with respect to any Asset Sale or Restructuring Transaction, the cash proceeds of such Asset Sale or Restructuring Transaction, net of payments to satisfy any indebtedness or any other obligation outstanding at the time of such Asset Sale or Restructuring Transaction which indebtedness or other obligation is secured by a valid and duly perfected Senior Lien on or Senior Security Interest in the property or assets sold, the term "Asset Sale" shall mean any sale, transfer or other disposition of property outside the ordinary course of the Debtors' various businesses, the term "Senior Lien" shall mean any perfected and enforceable lien which lien is senior in priority to the Pre-Petition Liens and the Replacement Liens, and the term "Senior Security Interest" shall mean any perfected and enforceable security interest which security interest is senior in priority to the Pre-Petition Liens and the Replacement Liens.


     The ATSB Lenders consent to the use by the Debtors of their cash collateral and other collateral through the Ninth Extended Period, subject to the terms and conditions of the Cash Collateral Order and this Stipulation. Notwithstanding the consensual use of cash collateral and other collateral as provided in this Stipulation, nothing herein shall be deemed to waive any rights or objections of the Official Committee of Unsecured Creditors to the findings, terms and conditions of the Cash Collateral Order.

     This Stipulation, if approved, shall be effective immediately upon entry.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

     Except as expressly provided herein, the terms and conditions of the Cash Collateral Order shall remain in full force and effect during the Ninth Extended Period.

Stipulated and Agreed:

BAKER & DANIELS

By:
     -------------------------------
James M. Carr (#3128-49)
300 North Meridian Street
Suite 2700
Indianapolis, IN  46204
Tel:  (317) 237-1190
Fax:  (317) 237-8326

Attorneys for the Debtors and Debtors-in-Possession

U.S. DEPARTMENT OF JUSTICE


By:
     ---------------------------------------
Andrea Horowitz Handel
Brendan Collins
Commercial Litigation Branch
Civil Division
U.S. Department of Justice
P. O. Box 875 Ben Franklin Station Washington, D. C. 20044 Tel: (202) 307-0358

-and-

Steven J. Reisman
Daniel R. Lenihan
Andrew M. Thau
CURTIS, MALLET-PREVOST, COLT & MOSLE LLP
101 Park Avenue
New York, New York 10178-0061
Tel:  (212) 696-6000

Attorneys for the Air Transportation Stabilization Board

By:
     -------------------------------
James A. Knauer
KROGER, GARDIS & REGAS
111 Monument Circle, Suite 900
Indianapolis, IN 46204-5125
Tel:  (317) 692-9000

-and-

Wilbur F. Foster, Jr.
Jeffrey K. Milton
MILBANK, TWEED, HADLEY & McCLOY LLP
                          -
1 Chase Manhattan Plaza
New York, NY 10005-14132
Tel:  (212) 530-5000

Attorneys for the Tranche B Lender


No Objection:

By:
     ----------------------
John W. Ames
C.R. Bowles, Jr.
GREENEBAUM DOLL & MCDONALD, PLLC
3500 National City Tower
101 South Fifth Street
Louisville, KY 40202
Tel:  (502) 589-4200

-and-

Lisa Beckerman
AKIN, GUMP, STRAUSS, HAUER & FELD LLP
590 Madison Avenue
New York, NY 10022-4616
Tel:  (212) 872-8012

Attorneys for the Official Committee of Unsecured Creditors

                               Revised Exhibit "D"

During the Ninth Extended Period, the Debtors are required to maintain:

         (i) Available Cash on any day in an amount not less than $29,815,904 (the amount of Available Cash on the Petition Date); and

        (ii) at least 85% of the Available Cash amount forecasted at each week end in the Debtors' thirteen-week cash forecast dated April 5, 2005, as follows:

       Week Ending              Available Cash            85% of Available Cash
      -------------- --------------------------- ------------------------------
      -------------- --------------------------- ------------------------------
         4/15/05                 $63,477,565                   $53,955,931
      -------------- --------------------------- ------------------------------
     --------------- --------------------------- ------------------------------
        4/22/05                 $71,693,315                   $60,939,318
      -------------- --------------------------- ------------------------------
      -------------- --------------------------- ------------------------------
         4/29/05                 $64,935,421                   $55,195,108
      -------------- --------------------------- ------------------------------
      -------------- --------------------------- ------------------------------
         5/6/05                  $62,531,283                   $53,151,591
     --------------- --------------------------- ------------------------------
      -------------- --------------------------- ------------------------------
         5/13/05                 $54,098,378                   $45,983,621
      -------------- --------------------------- ------------------------------
      -------------- --------------------------- ------------------------------
         5/20/05                 $57,719,324                   $49,061,426
      -------------- --------------------------- ------------------------------
      -------------- --------------------------- ------------------------------
         5/27/05                 $51,564,153                   $43,829,530
      -------------- --------------------------- ------------------------------
     --------------- --------------------------- ------------------------------
         6/3/05                  $49,796,694                   $42,327,190
      -------------- --------------------------- ------------------------------
     --------------- --------------------------- ------------------------------
         6/10/05                 $43,324,106                   $36,825,490
     --------------- --------------------------- ------------------------------
     --------------- --------------------------- ------------------------------
         6/17/05                 $47,329,496                   $40,230,072
     --------------- --------------------------- ------------------------------

For the avoidance of doubt, if at any time during the Ninth Extended Period, the Debtors' Available Cash falls below $29,815,904 at the end of any day, it shall constitute an event of default under the Cash Collateral Order.

                                    Exhibit 1

                      IN THE UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF INDIANA
                              INDIANAPOLIS DIVISION


                                    Exhibit 1
In re:                                      )        Chapter 11
                                            )
ATA Holdings Corp.,1                        )        Case No. 04-19866
                                            )        (Jointly Administered)
                  Debtors.                  )
                                            )

                      ORDER APPROVING NINTH STIPULATION AND
                REQUEST FOR EXTENSION OF FINAL ORDER AUTHORIZING
           CASH COLLATERAL USE AND PROVIDING OPPORTUNITY FOR OBJECTION

     This matter is before the Court on the Ninth Stipulation and Request for Extension of the Final Order Regarding Cash Collateral Use (the "Stipulation") filed by the above-captioned debtors and debtors-in-possession (collectively, the "Debtors") and the ATSB Lenders on _____ __, 2005. Debtors and the ATSB Lenders filed the Stipulation evidencing their agreement to jointly request that the Court enter an order to extend (i) the period during which Debtors may use the ATSB Lenders' cash collateral and other collateral subject to the Cash Collateral Order,2 as expressly modified and clarified by the Stipulation, until the end of the Ninth Extended Period.

     1 The Debtors are the following entities: ATA Holding Corp. (04-19866), ATA Airlines, Inc. (04-19868), Ambassadair Travel Club, Inc. (04-19869), ATA Leisure Corp. (04-19870), Amber Travel, Inc. (04-19871), American Trans Air Execujet, Inc. (04-19872), ATA Cargo, Inc. (04-19873) and Chicago Express Airlines, Inc. (04-19874).

     2 All capitalized terms not defined herein shall have the meaning ascribed to such terms in the Stipulation.

     The Court, having reviewed the Stipulation, and being otherwise duly advised, now APPROVES the Stipulation, it appearing to the Court that the request has been made for good cause. Accordingly, IT IS HEREBY ORDERED that: a. The Stipulation is approved subject to its terms.

                                                        ###

Requested by:

James M. Carr (#3128-49)
Terry E. Hall (#22041-49)
Stephen A. Claffey (#3233-98)
Melissa M. Hinds (#24230-49)
300 North Meridian Street, Suite 2700
Indianapolis, Indiana 46204
Telephone:  (317) 237-0300
Facsimile:  (317) 237-1000
jim.carr@bakerd.com
terry.hall@bakerd.com
steve.claffey@bakerd.com
melissa.hinds@bakerd.com

Wendy W. Ponader (#14633-49)
Ponader & Associates, LLP
5241 North Meridian Street
Indianapolis, Indiana 46208
Telephone:  (317) 496-3072
Facsimile:  (317) 257-5776
wponader@ponaderlaw.com

Distribution:

Core Group

                                    Exhibit 2
                            Lazard Engagement Letter

                                    Exhibit 3
                                Notice Addresses

                  If to the Debtors:

                  ATA Airlines, Inc.
                  7337 West Washington Street
                  Indianapolis, IN  46231
                  Attn:   John G. Denison
                  Telephone No.:
                                 ------------------
                  Telecopier No.:
                                 ------------------

                  With a copy to:

                  Baker & Daniels
                  300 N. Meridian Street
                  Suite 2700
                  Indianapolis, IN  46204
                  Attn:   James M. Carr, Esq.
                  Telephone No.:      317-237-0300
                  Telecopier No.:     317-237-1000

                  If to the ATSB:
                  --------------

                  Air Transportation Stabilization Board
                  1120 Vermont Avenue
                  Suite 970
                  Washington, D.C.  20005
                  Attn:   Executive Director
                  Telephone No.:      202-622-3550
                  Telecopier No.:     202-622-3420

                  With a copy to:

                  United States Department of the Treasury
                  1500 Pennsylvania Avenue, N.W.
                  Washington, D.C.  20220
                  Attn:   Deputy Assistant Secretary for Government
                          Financial Policy
                  Telephone No.:      202-622-7073
                  Telecopier No.:     202-622-0387

                  With a copy to:

                  United States Department of Justice
                  Commercial Litigation Branch
                  Civil Division
                  P.O. Box 875 Ben Franklin Station Washington, DC 20044 Attn:
                  Brendan Collins, Esq.
                          Andrea Horowitz Handel, Esq.
                  Telephone No.:      202-616-2231 (Collins)
                  Telephone No.:      202-307-0358 (Handel)
                  Telecopier No.:     202-307-0494 (Collins)
                  Telecopier No.:     202-514-9163 (Handel)

                  With a copy to:

                  Curtis, Mallet-Prevost, Colt & Mosle LLP
                  101 Park Avenue
                  New York, NY  10178-0061
                  Attn:   Daniel R. Lenihan, Esq.
                             Steven J. Reisman, Esq.
                           Telephone No.: 212-696-6000
                          Telecopier No.: 212-697-1559

                  If to the Tranche B Lender or to the Agent:

                  Citibank, N.A.
                  2 Penns Way, Suite 200
                  New Castle, DE  19720
                  Attn:   Onat Acet - Global Loan Operations
                  Telephone No.:      312-894-6088
                  Telecopier No.:     212-994-0849

                  With a copy to:

                  Citibank, N.A.
                  388 Greenwich Street
                  20th Floor
                  New York, NY  10013
                  Attn:   Barbara Kobelt
                  Telephone No.:      212-816-1063
                  Telecopier No.:     212-826-0263

                  With a copy to:

                  Milbank, Tweed, Hadley & McCloy LLP
                  1 Chase Manhattan Plaza
                  New York, NY  10005
                  Attn:   Wilbur F. Foster, Jr., Esq.
                          Drew Fine, Esq.
                  Telephone No.:      212-530-5000
                  Telecopier No.:     212-530-5219

                  If to the Collateral Agent:

                  Citibank, N.A.
                  111 Wall Street 14th Floor/Zone 3
                  New York, NY  10005
                  Attn:   Edward C. Morrelli
                  Telephone No.:      212-657-6086
                  Telecopier No.:     212-657-3862

                  With a copy to:

                  Citibank, N.A.
                  111 Wall Street 14th Floor/Zone 3
                  New York, NY  10005
                  Attn:   Fernando Moreyra
                  Telephone No.:      212-657-0955
                  Telecopier No.:     212-657-3862

                  If to the Committee:

                  Akin, Gump, Strauss, Hauer & Feld LLP
                  590 Madison Avenue
                  New York, NY 10022-2524
                  Attn:   Lisa G. Beckerman, Esq.
                  Telephone No.:      212-872-1000
                  Telecopier No.:     212-872-1002